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As filed with the Securities and Exchange Commission on June 29, 2004

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

QUIDEL CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-2573850 (I.R.S. Employer Identification No.)

10165 McKellar Court
San Diego, California 92121
(Address, including Zip Code, of Principal Executive Offices)

QUIDEL CORPORATION 2001 EQUITY INCENTIVE PLAN
(Full Title of Plan)

S. Wayne Kay
Chief Executive Officer
Quidel Corporation
10165 McKeIlar Court
San Diego, California 92121
(858) 552-1100
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Mark W. Shurtleff
Gibson, Dunn & Crutcher LLP
4 Park Plaza
Irvine, California 92614
(949) 451-3800

CALCULATION OF REGISTRATION FEE

Title of Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee

Common Stock, par value $0.001 per share	2,000,000	$5.74	$11,480,000	$1,454.52

(1)
Represents an additional 2,000,000 shares of Quidel Corporation common stock issuable under the Quidel Corporation 2001 Equity Incentive Plan.

(2)
Pursuant to Rule 416(a), there is also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the Quidel Corporation 2001 Equity Incentive Plan. Each share of Quidel Corporation common stock includes a right to purchase one one-thousandth of a share of Series C Junior Participating Preferred Stock of Quidel Corporation pursuant to the Rights Agreement between Quidel Corporation and American Stock Transfer & Trust Company, as Rights Agent.

(3)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) and based on the average of the high and the low price of common stock of the registrant as reported on June 28, 2004 on the Nasdaq National Market.

INTRODUCTION

        This Registration Statement on Form S-8 is filed by Quidel Corporation, a Delaware corporation ("Quidel"), and relates to an additional 2,000,000 shares of Quidel common stock issuable under the Quidel Corporation 2001 Equity Incentive Plan, and consists of only those items required by General Instruction E to Form S-8.

INCORPORATION OF
PREVIOUSLY FILED REGISTRATION STATEMENT

        The contents of the Registration Statement on Form S-8 (Registration No. 333-67444) filed with the Securities and Exchange Commission on August 14, 2001 are incorporated herein by reference and made a part hereof.

Item 8. Exhibits.

Exhibit No.	Description
4.1	Certificate of Incorporation of Quidel, as amended (filed as Exhibit 3.1 to Quidel's current Report on Form 8-K dated February 26, 1991, and incorporated herein by reference).
4.2	Certificate of Designations of the Series B Preferred Stock of Quidel (filed as Exhibit 4.1 to Quidel's Current Report on Form 8-K dated January 5, 1995, and incorporated herein by reference).
4.3
Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series C Junior Participating Preferred Stock of Quidel (filed as Exhibit A of Exhibit 1 to Quidel's Registration Statement on Form 8-A dated January 14, 1997, and incorporated herein by reference).
4.4	Amended and Restated Bylaws of Quidel (filed as Exhibit 3.2 to Quidel's Current Report on Form 8-K dated November 8, 2000, and incorporated herein by reference).
4.5
Amended and Restated Rights Agreement, dated as of May 24, 2002 between Quidel and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to Quidel's Current Report on Form 8-K filed on May 29, 2002, and incorporated herein by reference).
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 29th day of June, 2004.

QUIDEL CORPORATION
By:	/s/ S. WAYNE KAY S. Wayne Kay President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint S. Wayne Kay his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement the registrant may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act to register additional shares of common stock, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on June 29, 2004.

Signature	Title

/s/ S. WAYNE KAY S. Wayne Kay	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ PAUL E. LANDERS Paul E. Landers	Senior Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
/s/ MARK A. PULIDO Mark A. Pulido	Chairman of the Board
/s/ THOMAS A. GLAZE Thomas A. Glaze	Director
/s/ MARY LAKE POLAN Mary Lake Polan, M.D., Ph.D., M.P.H.	Director
/s/ FAYE WATTLETON Faye Wattleton	Director
/s/ DOUGLAS S. HARRINGTON Douglas S. Harrington, M.D.	Director

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Incorporation of Quidel, as amended (filed as Exhibit 3.1 to Quidel's current Report on Form 8-K dated February 26, 1991, and incorporated herein by reference).
4.2	Certificate of Designations of the Series B Preferred Stock of Quidel (filed as Exhibit 4.1 to Quidel's Current Report on Form 8-K dated January 5, 1995, and incorporated herein by reference).
4.3	Certificate of Designation of Rights, Preferences, Privileges and Restrictions of Series C Junior Participating Preferred Stock of Quidel (filed as Exhibit A of Exhibit 1 to Quidel's Registration Statement on Form 8-A dated January 14, 1997, and incorporated herein by reference).
4.4	Amended and Restated Bylaws of Quidel (filed as Exhibit 3.2 to Quidel's Current Report on Form 8-K dated November 8, 2000, and incorporated herein by reference).
4.5	Amended and Restated Rights Agreement, dated as of May 24, 2002 between Quidel and American Stock Transfer & Trust Company, as Rights Agent (filed as Exhibit 4.1 to Quidel's Current Report on Form 8-K filed on May 29, 2002, and incorporated herein by reference).
5.1	Opinion of Gibson, Dunn & Crutcher LLP
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto)
24.1	Power of Attorney (contained on signature page hereto)

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INTRODUCTION
INCORPORATION OF PREVIOUSLY FILED REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX